FOURTH QUARTER 2022
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,588,956	1,322,200	1,453 (1)	—	—

Bellevue	1,030,434	—	—	—	—

Portland	908,178	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,050,264	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	52%
	Retail	3.1	million	43%	28%
Data is as of December 31, 2022.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended December 31, 2022. Reconciliation of NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2022 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	December 31, 2022	December 31, 2021

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,468,537	$3,389,726
Construction in progress	202,385	139,098
Held for development	547	547
	3,671,469	3,529,371
Accumulated depreciation	(936,913)	(847,390)
Net real estate	2,734,556	2,681,981
Cash and cash equivalents	49,571	139,524
Accounts receivable, net	7,848	7,445
Deferred rent receivable, net	87,192	82,724
Other assets, net	108,714	106,253
TOTAL ASSETS	$2,987,881	$3,017,927
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,578	$110,965
Unsecured notes payable, net	1,539,453	1,538,238
Unsecured line of credit, net	34,057	—
Accounts payable and accrued expenses	65,992	64,531
Security deposits payable	8,699	7,855
Other liabilities and deferred credits, net	79,577	86,215
Total liabilities	1,802,356	1,807,804
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,718,653 and 60,525,580 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	607	605
Additional paid in capital	1,461,201	1,453,272
Accumulated dividends in excess of net income	(251,167)	(217,785)
Accumulated other comprehensive income	10,624	2,872
Total American Assets Trust, Inc. stockholders' equity	1,221,265	1,238,964
Noncontrolling interests	(35,740)	(28,841)
Total equity	1,185,525	1,210,123
TOTAL LIABILITIES AND EQUITY	$2,987,881	$3,017,927

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUE:
Rental income	$101,037	$97,635	$402,507	$360,208
Other property income	4,963	4,112	20,141	15,620
Total revenue	106,000	101,747	422,648	375,828
EXPENSES:
Rental expenses	29,209	25,064	107,645	86,980
Real estate taxes	10,595	11,184	44,788	42,794
General and administrative	9,013	9,305	32,143	29,879
Depreciation and amortization	30,110	30,479	123,338	116,306
Total operating expenses	78,927	76,032	307,914	275,959
OPERATING INCOME	27,073	25,715	114,734	99,869
Interest expense, net	(14,565)	(14,998)	(58,232)	(58,587)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other (expense) income, net	(102)	(239)	(625)	(418)
NET INCOME	12,406	10,478	55,877	36,593
Net income attributable to restricted shares	(184)	(147)	(648)	(564)
Net income attributable to unitholders in the Operating Partnership	(2,593)	(2,194)	(11,723)	(7,653)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$9,629	$8,137	$43,506	$28,376

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.16	$0.14	$0.72	$0.47
Weighted average shares of common stock outstanding - basic	60,072,517	60,002,303	60,048,970	59,990,740
Diluted income from continuing operations attributable to common stockholders per share	$0.16	$0.14	$0.72	$0.47
Weighted average shares of common stock outstanding - diluted	76,254,054	76,183,840	76,230,507	76,172,277

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Funds from Operations (FFO) (1)
Net income	$12,406	$10,478	$55,877	$36,593
Depreciation and amortization of real estate assets	30,110	30,479	123,338	116,306
FFO, as defined by NAREIT	42,516	40,957	179,215	152,899
Less: Nonforfeitable dividends on restricted stock awards	(182)	(145)	(641)	(557)
FFO attributable to common stock and common units	$42,334	$40,812	$178,574	$152,342

FFO per diluted share/unit	$0.56	$0.54	$2.34	$2.00

Weighted average number of common shares and common units, diluted (2)	76,256,916	76,186,698	76,233,814	76,175,004

Funds Available for Distribution (FAD) (1)	$31,775	$8,576	$132,852	$83,830

Dividends
Dividends declared and paid	$24,609	$23,014	$98,248	$88,936
Dividends declared and paid per share/unit	$0.32	$0.30	$1.28	$1.16

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Funds Available for Distribution (FAD) (1)
FFO	$42,516	$40,957	$179,215	$152,899
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(14,013)	(33,719)	(47,880)	(64,106)
Net effect of straight-line rents (3)	370	(3,223)	(5,996)	(14,136)
Amortization of net above (below) market rents (4)	(810)	(886)	(3,307)	(3,237)
Net effect of other lease assets (5)	45	532	191	1,721
Amortization of debt issuance costs and debt fair value adjustment	651	1,019	2,581	2,753
Non-cash compensation expense	3,198	4,041	8,689	8,493
Nonforfeitable dividends on restricted stock awards	(182)	(145)	(641)	(557)
FAD	$31,775	$8,576	$132,852	$83,830

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,032	$28,101	$27,698	$44,098
Maintenance capital expenditures	6,981	5,618	20,182	20,008
	$14,013	$33,719	$47,880	$64,106

Notes:
(1)    See Glossary of Terms.
(2)    For the three months and year ended December 31, 2022 and 2021, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

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CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	2023 Guidance Range (1)
Funds from Operations (FFO):
Net income	$51,159	$61,844
Depreciation and amortization of real estate assets	114,483	114,483
FFO, as defined by NAREIT	165,642	176,327
Less: Nonforfeitable dividends on restricted stock awards	(787)	(787)
FFO attributable to common stock and units	$164,855	$175,540
Weighted average number of common shares and units, diluted	76,321,691	76,321,691
FFO per diluted share, updated	$2.16	$2.30

Notes:
(1)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

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SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended December 31, 2022 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$49,165	$26,039	$15,288	$14,694	$105,186
Non-same store	814	—	—	—	814
Total	49,979	26,039	15,288	14,694	106,000
Real estate expenses
Same-store	14,968	7,341	7,085	9,844	39,238
Non-same store	566	—	—	—	566
Total	15,534	7,341	7,085	9,844	39,804
Net Operating Income (NOI)
Same-store	34,197	18,698	8,203	4,850	65,948
Non-same store	248	—	—	—	248
Total	$34,445	$18,698	$8,203	$4,850	$66,196
Same-store NOI	$34,197	$18,698	$8,203	$4,850	$65,948
Net effect of straight-line rents (2)	261	35	68	19	383
Amortization of net above (below) market rents (3)	(496)	(261)			(757)
Net effect of other lease assets (4)	36	9			45
Tenant improvement reimbursements (5)	(133)	(1)	—	—	(134)
Same-store cash NOI (5)	$33,865	$18,480	$8,271	$4,869	$65,485

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on December 31, 2022 and 2021. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Year Ended December 31, 2022 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$185,093	$100,912	$58,139	$60,206	$404,350
Non-same store	18,298	—	—	—	18,298
Total	203,391	100,912	58,139	60,206	422,648
Real estate expenses
Same-store	51,274	30,306	26,256	38,393	146,229
Non-same store	6,204	—	—	—	6,204
Total	57,478	30,306	26,256	38,393	152,433
Net Operating Income (NOI)
Same-store	133,819	70,606	31,883	21,813	258,121
Non-same store	12,094	—	—	—	12,094
Total	$145,913	$70,606	$31,883	$21,813	$270,215
Same-store NOI	$133,819	$70,606	$31,883	$21,813	$258,121
Net effect of straight-line rents (2)	(5,276)	(67)	341	(69)	(5,071)
Amortization of net above (below) market rents (3)	(1,380)	(1,050)	—	(10)	(2,440)
Net effect of other lease assets (4)	122	17	—	—	139
Tenant improvement reimbursements (5)	(3,067)	(15)	—	—	(3,082)
Same-store cash NOI (5)	$124,218	$69,491	$32,224	$21,734	$247,667

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on December 31, 2022 and 2021. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Cash Basis:
Office (1)	$33,865	$31,927	6.1%	$124,218	$114,498	8.5%
Retail	18,480	17,644	4.7	69,491	69,257	0.3
Multifamily	8,271	8,183	1.1	32,224	28,921	11.4
Mixed-Use	4,869	4,320	12.7	21,734	13,453	61.6
Same-store Cash NOI (2)(3)	$65,485	$62,074	5.5%	$247,667	$226,129	9.5%

Notes:
(1)    Eastgate Office Park and Corporate Campus East III are classified as same-store for the three months ended December 31, 2022 and are classified as non-same-store for year ended December 31, 2022, as these properties were acquired on July 7, 2021 and September 10, 2021, respectively.
(2)    Excluding lease termination fees, for the three months and year ended December 31, 2022 and 2021, the change in same-store cash NOI would be 5.4% and 9.8% respectively.
(3)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Cash Basis:
Office (1)	$33,601	$31,670	6.1%	$123,386	$114,241	8.0%
Retail	18,480	17,643	4.7	69,491	69,257	0.3
Multifamily	8,271	8,183	1.1	32,224	28,921	11.4
Mixed-Use	4,869	4,320	12.7	21,734	13,453	61.6
Same-store Cash NOI with Redevelopment (2)(3)	$65,221	$61,816	5.5%	$246,835	$225,872	9.3%

Notes:
(1)    Eastgate Office Park and Corporate Campus East III are classified as same-store for the three months ended December 31, 2022 and are classified as non-same-store for year ended December 31, 2022, as these properties were acquired on July 7, 2021 and September 10, 2021, respectively
(2)    Excluding lease termination fees, for the three months and year ended December 31, 2022 and 2021, the change in same-store cash NOI with redevelopment would be 5.4% and 9.7% respectively.
(3)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended December 31, 2022
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$13,617	$8,504	$7,085	$—	$29,206
Northern California	7,026	2,717	—	—	9,743
Hawaii	—	3,284	—	4,869	8,153
Oregon	5,954	187	1,186	—	7,327
Texas	—	3,789	—	—	3,789
Washington	7,581	—	—	—	7,581
Total Cash NOI	$34,178	$18,481	$8,271	$4,869	$65,799

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Fourth Quarter 2022 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended December 31, 2022

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
11%
Washington
12%
Hawaii
12%
Texas
6%
Northern California
15%
Southern California
44%

Multifamily
12%
Mixed-Use
7%
Office
53%
Retail
28%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended December 31, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,824	$190	$2,462	$(2,951)	$—	$7,525
Torrey Reserve Campus (7)	5,636	56	410	(1,968)	(265)	3,869
Torrey Point	1,356	102	31	(369)	(292)	828
Solana Crossing	1,854	108	78	(614)	(27)	1,399
The Landmark at One Market	9,891	73	427	(3,229)	—	7,162
One Beach Street	—	—	11	(147)	—	(136)
First & Main	2,744	213	753	(1,104)	101	2,707
Lloyd Portfolio (7)	4,162	444	296	(1,550)	(10)	3,342
City Center Bellevue	6,338	510	320	(1,963)	(152)	5,053
Eastgate Office Park	1,300	37	650	(765)	(4)	1,218
Corporate Campus East III	1,047	56	446	(483)	(207)	859
Bel-Spring 520 (8)	492	12	209	(262)	—	451
Subtotal Office Portfolio	$42,644	$1,801	$6,093	$(15,405)	$(856)	$34,277
Retail Portfolio
Carmel Country Plaza	$906	$31	$237	$(285)	$4	$893
Carmel Mountain Plaza	3,377	48	786	(890)	(171)	3,150
South Bay Marketplace	625	128	226	(217)	—	762
Gateway Marketplace	687	—	240	(275)	10	662
Lomas Santa Fe Plaza	1,551	17	352	(495)	6	1,431
Solana Beach Towne Centre	1,631	39	562	(638)	12	1,606
Del Monte Center	2,276	745	925	(1,506)	30	2,470
Geary Marketplace	240	14	147	(154)	—	247
The Shops at Kalakaua	258	122	51	(97)	(1)	333
Waikele Center	3,078	432	942	(1,507)	6	2,951
Alamo Quarry Market	3,486	492	926	(1,173)	58	3,789
Hassalo on Eighth - Retail	219	32	40	(104)	—	187
Subtotal Retail Portfolio	$18,334	$2,100	$5,434	$(7,341)	$(46)	$18,481

Fourth Quarter 2022 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended December 31, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,033	$289	$—	$(1,537)	$(20)	$2,765
Imperial Beach Gardens	1,067	72	—	(490)	(4)	645
Mariner's Point	524	30	—	(268)	(3)	283
Santa Fe Park RV Resort	476	38	—	(328)	—	186
Pacific Ridge Apartments	5,346	240	—	(2,372)	(8)	3,206
Hassalo on Eighth - Multifamily	2,877	424	—	(2,089)	(26)	1,186
Subtotal Multifamily Portfolio	$14,323	$1,093	$—	$(7,084)	$(61)	$8,271
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,403	$1,020	$878	$(1,667)	$(235)	$2,399
Waikiki Beach Walk - Embassy Suites™	9,256	1,392	—	(8,178)	—	2,470
Subtotal Mixed-Use Portfolio	$11,659	$2,412	$878	$(9,845)	$(235)	$4,869
Subtotal Development Properties	$—	$20	$—	$(119)	$—	$(99)
Total	$86,960	$7,426	$12,405	$(39,794)	$(1,198)	$65,799
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended December 31, 2022 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $1.1 million for the three months ended December 31, 2022. Total abatements for our retail portfolio were were approximately $0.1 million for the three months ended December 31, 2022. Total abatements for our mixed-use portfolio were approximately $0.3 million for the three months ended December 31, 2022. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended December 31, 2022. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended December 31, 2022. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.1 million in the aggregate for the three months ended December 31, 2022.
(2)    Represents additional property-related income for the three months ended December 31, 2022, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended December 31, 2022.
(4)    Represents property operating expenses for the three months ended December 31, 2022. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables (solely with respect to Q2 2020 through Q4 2021)).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $0.4 million for the three months ended December 31, 2022.
(8)    Bel-Spring 520 was acquired by us on March 8, 2022.

Fourth Quarter 2022 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended December 31, 2022
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$5,941	$3,025	$8,966	$2,111	$10,542	$21,619
Retail Portfolio	1,009	1,742	2,751	4	—	2,755
Multifamily Portfolio	—	1,299	1,299	18	—	1,317
Mixed-Use Portfolio	82	915	997	—	—	997
Total	$7,032	$6,981	$14,013	$2,133	$10,542	$26,688

	Year Ended December 31, 2022
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$20,717	$8,558	$29,275	$20,502	$52,666	$102,443
Retail Portfolio	6,631	5,527	12,158	19	—	12,177
Multifamily Portfolio	—	4,801	4,801	88	—	4,889
Mixed-Use Portfolio	350	1,296	1,646	—	—	1,646
Total	$27,698	$20,182	$47,880	$20,609	$52,666	$121,155

Fourth Quarter 2022 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	December 31, 2022	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	75,000	5.08%	3,863	October 1, 2027
Secured Notes Payable / Weighted Average (3)	$75,000	5.08%	$3,863

Term Loan A (4)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (5)	100,000	2.65%	100,254	March 1, 2023
Term Loan C (6)	50,000	2.64%	50,127	March 1, 2023
Series F Notes (7)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (8)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (9)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (10)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (11)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (12)	$1,550,000	3.61%	$203,516

Unsecured Line of Credit (13)	$36,000	4.38%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    On September 16, 2022, we repaid in full, without premium or penalty, the $111 million principal balance of the mortgage on City Center Bellevue. Concurrent therewith, we entered into a new $75 million non-recourse mortgage on City Center Bellevue. The new five-year mortgage has a maturity date of October 1, 2027 and bears interest at a fixed rate per annum of 5.08% (interest only).
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.42 million.
(4)    On January 5, 2022, the maturity date for Term Loan A was extended to January 5, 2027 with no further extension options. On January 14, 2022, we entered into two interest rate swap agreements that are intended to fix the interest rate associated with Term Loan A at approximately 2.70% through January 5, 2027, subject to adjustments based on our consolidated leverage ratio.
(5)    Term Loan B accrues interest at a variable rate, which we initially fixed as part of an interest rate swap for an all-in fixed interest rate of 2.65% through March 1, 2023. However, the interest rate swap was terminated on November 30, 2022 and the variable interest rate from December 1, 2022 through December 31, 2022 was approximately 5.32%. On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    Term Loan C accrues interest at a variable rate, which we initially fixed as part of an interest rate swap for an all-in fixed interest rate of 2.64% through March 1, 2023. However, the interest rate swap was terminated on November 30, 2022 and the variable interest rate from December 1, 2022 through December 31, 2022 was approximately 5.32%. On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(7)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(8)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(9)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

Fourth Quarter 2022 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(10)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(11)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $10.5 million.
(13)    On January 5, 2022, the unsecured revolving line of credit (the "2022 Revolver Loan") capacity was increased to $400 million, with a maturity date of January 5, 2026, subject to our option to extend the 2022 Revolver Loan up to two times, with each such extension for a six-month period. The 2022 Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The 2022 Revolver Loan total does not include debt issuance costs, net of $1.9 million

Fourth Quarter 2022 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	December 31, 2022
Common shares outstanding	60,719
Common units outstanding	16,182
Common shares and common units outstanding	76,901
Market price per common share	$26.50
Equity market capitalization	$2,037,877
Total debt	$1,661,000
Total market capitalization	$3,698,877
Less: Cash on hand	$(49,571)
Total enterprise value	$3,649,306
Total unencumbered assets, gross	$3,643,349

Total debt/Total capitalization			44.9%
Total debt/Total enterprise value			45.5%
Net debt/Total enterprise value (1)			44.2%
Total unencumbered assets, gross/Unsecured debt			229.7%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.3	x	7.0	x
Net debt/Adjusted EBITDA (1)(2)(3)	7.0	x	6.8	x
Interest coverage ratio (4)	3.7	x	3.9	x
Fixed charge coverage ratio (4)	3.7	x	3.9	x

Debt Maturity Schedule
as of December 31, 2022
Principal Repayment (in millions)
$600
$400
$200
$0
$150
$100
$200
$350
$75
$100
$150
$500
2023
(5)
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2023	2024	2025	2026	2027	2028	2029	2030	2031
	2.6%	3.8%	4.5%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.68%
Weighted Average Term to Maturity:	5.1

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended December 31, 2022, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    On January 5, 2023, the maturity date of Term Loans B and C were extended to January 5, 2025, with one, twelve-month extension option.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

Fourth Quarter 2022 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$106,845	$175,000

One Beach Street	San Francisco, CA	February 2021	December 2023	TBD	102,000	—%	2024	$33,293	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Fourth Quarter 2022 Supplemental Information	Page

PORTFOLIO DATA

Fourth Quarter 2022 Supplemental Information	Page

PROPERTY REPORT

As of December 31, 2022				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,648	99.0%	$44,541,508	$62.09
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	95.2%	24,544,722	47.13
Torrey Point	San Diego, CA	2017	2	93,264	96.8	5,426,536	60.11
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	85.1	7,887,387	41.38
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	39,562,897	93.66
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	95.0	10,984,368	32.09
Lloyd Portfolio	Portland, OR	1940-2015	3	547,864	89.5	16,684,740	34.03
City Center Bellevue	Bellevue, WA	1987	1	496,357	89.7	24,963,482	56.07
Eastgate Office Park	Bellevue, WA	1985	4	281,204	64.7	7,284,888	40.04
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.0	5,818,665	42.90
Bel-Spring 520	Bellevue, WA	1983	2	93,295	69.4%	2,571,405	$39.71
Subtotal/Weighted Average Office Portfolio (8)			39	4,050,264	88.9%	$190,270,598	$52.84
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	87.6%	$3,667,449	$53.61		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	99.3	13,318,240	25.38	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,499,291	18.81		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,663,055	20.83	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	97.7	6,329,685	31.10		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	96.2	6,554,948	27.63		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	82.3	9,253,568	16.70	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	95.6	1,221,287	36.33		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,032,073	113.81		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,298,465	29.42	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	94.1	14,418,643	26.05	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	943,261	32.55		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	93.5%	$74,199,965	$25.66
Total/Weighted Average Office and Retail Portfolio (8)			146	7,142,880	90.9%	$264,470,563	$40.73

Fourth Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of December 31, 2022
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	94.3%	$16,734,228	$2,699
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	91.3	4,539,336	$2,590
Mariner's Point	Imperial Beach, CA	1986	8	88	94.3	2,202,696	$2,212
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	124	96.0	2,043,288	$1,430
Pacific Ridge Apartments	San Diego, CA	2013	3	533	88.6	20,721,768	$3,657
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	91.5	2,980,404	$1,534
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	94.1	6,193,788	$1,628
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	84.6	2,308,080	$1,590
Total/Weighted Average Multifamily Portfolio			121	2,110	91.8%	$57,723,588	$2,483

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	93.8%	$8,785,614	$99.72		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	71.8%	$380.25	$272.97
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of December 31, 2022, including leases which may not have commenced as of December 31, 2022. Percentage leased for our multifamily properties includes total units rented as of December 31, 2022.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended December 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $33,834,361 to our estimate of annual triple net operating expenses of $10,707,147 for an estimated annualized base rent on a modified gross lease basis of $44,541,508 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $5,221,371 to our estimate of annual triple net operating expenses of $2,063,517 for an estimated annualized base rent on a modified gross lease basis of $7,284,888 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,286,679 to our estimate of annual triple net operating expenses of $1,531,986 for an estimated annualized base rent on a modified gross lease basis of $5,818,665 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,970,275 to our estimate of annual triple net operating expenses of $601,131 for an estimated annualized base rent on a modified gross lease basis of $2,571,406 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2022. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of December 31, 2022. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Fourth Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of December 31, 2022 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	84,437	$4,498,255	$53.27	$54.09
Retail Portfolio	47,335	$1,577,101	$33.32	$26.21
Total Retail and Office Portfolio	131,772	$6,075,356	$46.11	$41.67
(a)    Office portfolio leases signed but not commenced of 27,753, 39,266 and 17,418 square feet are expected to commence during the first, second and third quarters of 2023, respectively. Retail portfolio leases signed but not commenced of 4,264, 11,300, 11,350, 19,433 and 988 square feet are expected to commence during the first, second, third and fourth quarters of 2023 and the fourth quarter of 2024, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of December 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of December 31, 2022, by square footage under lease as of December 31, 2022.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$763,098
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$410,151
2,912 square feet of the ground leases at Carmel Mountain Plaza expire during the third quarter of 2023, with no extension options as of December 31, 2022.
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended December 31, 2022, the highest average monthly occupancy rate for this property was 96%, occurring in July and December 2022. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended December 31, 2022 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended December 31, 2022 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2022 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of December 31, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	13	100%	77,588	$46.90	$40.65	$485,400	15.4%	25.0%	4.0	$1,107,926	$14.28
3rd Quarter 2022	9	100%	43,061	$57.35	$46.38	$472,341	23.7%	34.7%	4.7	$943,110	$21.90
2nd Quarter 2022	11	100%	128,335	$60.65	$50.07	$1,357,877	21.1%	20.7%	4.8	$1,128,669	$8.79
1st Quarter 2022	10	100%	103,941	$77.58	$68.94	$897,892	12.5%	17.6%	3.9	$2,842,679	$27.35
Total 12 months	43	100%	352,925	$62.21	$53.11	$3,213,510	17.1%	21.7%	4.3	$6,022,384	$17.06

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	1	8%	2,422	$53.96	$48.83	$12,430	10.5%	19.2%	3.2	$85,558	$35.33
3rd Quarter 2022	1	11%	17,969	$67.50	$45.84	$389,194	47.2%	55.0%	5.3	$718,760	$40.00
2nd Quarter 2022	3	27%	12,365	$57.80	$50.23	$93,527	15.1%	48.9%	9.6	$1,128,669	$91.28
1st Quarter 2022	2	20%	13,086	$55.76	$54.52	$16,215	2.3%	30.1%	6.4	$591,171	$45.18
Total 12 months	7	16%	45,842	$60.82	$49.66	$511,366	22.5%	44.3%	6.7	$2,524,158	$55.06

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	12	92%	75,166	$46.67	$40.38	$472,970	15.6%	25.2%	4.0	$1,022,368	13.6
3rd Quarter 2022	8	89%	25,092	$50.08	$46.76	$83,147	7.1%	19.6%	4.4	$224,350	8.94
2nd Quarter 2022	8	73%	115,970	$60.95	$50.05	$1,264,350	21.8%	18.3%	4.3	$—	—
1st Quarter 2022	8	80%	90,855	$80.73	$71.02	$881,677	13.7%	16.4%	3.6	$2,251,508	$24.78
Total 12 months	36	84%	307,083	$62.42	$53.62	$2,702,144	16.4%	18.9%	4.0	$3,498,226	$11.39

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	17	97,415	$47.63	5.0	$3,029,309	$31.10
3rd Quarter 2022	13	59,461	$54.70	5.1	$1,777,265	$29.89
2nd Quarter 2022	15	148,677	$60.09	5.4	$2,756,504	$18.54
1st Quarter 2022	19	169,848	$69.31	5.5	$8,527,244	$50.21
Total 12 months	64	475,401	$60.16	5.3	$16,090,322	$33.85
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.

Fourth Quarter 2022 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of December 31, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	17	100%	71,469	$31.46	$29.45	$143,598	6.8%	27.7%		4.1	$309,280	$4.33
2nd Quarter 2022	16	100%	67,209	$29.01	$27.43	$105,846	5.7%	20.2%		4.5	$267,191	$3.98
1st Quarter 2022	16	100%	77,708	$35.05	$37.20	$(166,622)	(5.8)%	13.5%		4.6	$456,000	$5.87
Total 12 months	69	100%	319,660	$32.03	$30.48	$497,163	5.1%	17.2%		4.3	$1,447,471	$4.53

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	—	—%	—	$0.00	$0.00	$—	—%	—%	(6)	—	$—	$0.00
3rd Quarter 2022	3	18%	5,007	$43.91	$44.38	$(2,360)	(1.1)%	202.9%	(6)	6.8	$121,280	$24.22
2nd Quarter 2022	2	13%	4,004	$30.57	$29.09	$5,904	5.1%	—%	(6)	5.4	$179,726	$44.89
1st Quarter 2022	1	6%	5,500	$39.60	$26.18	$73,797	51.2%	—%	(6)	10.1	$176,000	$32.00
Total 12 months	6	9%	14,511	$38.60	$33.26	$77,341	16.0%	701.9%		7.7	$477,006	$32.87

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	14	82%	66,462	$30.52	$28.33	$145,958	7.8%	15.0%		3.9	$188,000	$2.83
2nd Quarter 2022	14	88%	63,205	$28.91	$27.33	$99,942	5.8%	11.9%		4.5	$87,465	$1.38
1st Quarter 2022	15	94%	72,208	$34.71	$38.03	$(240,419)	(8.8)%	2.4%		4.2	$280,000	$3.88
Total 12 months	63	91%	305,149	$31.72	$30.34	$419,822	4.5%	9.3%		4.2	$970,465	$3.18

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2022	29	146,288	$32.16	4.4	$2,439,635	$16.68
3rd Quarter 2022	21	79,033	$32.62	4.2	$526,410	$6.66
2nd Quarter 2022	21	77,201	$29.93	4.9	$945,515	$12.25
1st Quarter 2022	20	87,903	$37.25	5.1	$1,282,094	$14.59
Total 12 months	91	390,425	$32.96	4.6	$5,193,654	$13.31
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

Fourth Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of December 31, 2022
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	517	94.3%	$16,734,228	$2,699
3rd Quarter 2022	520	94.9%	$15,681,372	$2,513
2nd Quarter 2022	533	97.3%	$15,963,624	$2,495
1st Quarter 2022	533	97.3%	$15,277,872	$2,388

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	146	91.3%	$4,539,336	$2,590
3rd Quarter 2022	152	95.0%	$4,362,156	$2,392
2nd Quarter 2022	159	99.4%	$4,425,768	$2,319
1st Quarter 2022	156	97.5%	$4,064,940	$2,171

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	83	94.3%	$2,202,696	$2,212
3rd Quarter 2022	84	95.5%	$2,264,520	$2,245
2nd Quarter 2022	84	95.5%	$2,216,472	$2,198
1st Quarter 2022	85	96.6%	$2,062,044	$2,021

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	119	96.0%	$2,043,288	$1,430
3rd Quarter 2022	105	83.3%	$2,051,340	$1,629
2nd Quarter 2022	112	88.9%	$2,327,904	$1,732
1st Quarter 2022	111	88.1%	$1,943,196	$1,459

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	472	88.6%	$20,721,768	$3,657
3rd Quarter 2022	484	90.8%	$21,882,600	$3,768
2nd Quarter 2022	435	81.6%	$17,226,732	$3,301
1st Quarter 2022	512	96.1%	$19,078,404	$3,104

Fourth Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of December 31, 2022
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	162	91.5%	$2,980,404	$1,534
3rd Quarter 2022	170	96.1%	$3,265,704	$1,600
2nd Quarter 2022	166	93.8%	$3,093,876	$1,553
1st Quarter 2022	163	92.1%	$2,991,060	$1,529

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	317	94.1%	$6,193,788	$1,628
3rd Quarter 2022	312	92.6%	$6,210,420	$1,658
2nd Quarter 2022	321	95.3%	$6,152,100	$1,596
1st Quarter 2022	313	92.9%	$5,765,316	$1,535

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	121	84.6%	$2,308,080	$1,590
3rd Quarter 2022	137	95.8%	$2,505,240	$1,524
2nd Quarter 2022	134	93.7%	$2,341,560	$1,456
1st Quarter 2022	129	90.2%	$2,327,976	$1,504

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2022	1,937	91.8%	$57,723,588	$2,483
3rd Quarter 2022	1,964	93.0%	$58,223,352	$2,470
2nd Quarter 2022	1,944	92.0%	$53,748,036	$2,305
1st Quarter 2022	2,002	94.8%	$53,510,808	$2,227

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Fourth Quarter 2022 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of December 31, 2022
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
4th Quarter 2022	88,141	93.8%	$8,785,614	$100
3rd Quarter 2022	89,100	94.9%	$8,534,364	$96
2nd Quarter 2022	89,100	94.9%	$8,521,724	$96
1st Quarter 2022	88,532	94.3%	$8,101,688	$91

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
4th Quarter 2022	265	71.8%	$380	$273
3rd Quarter 2022	311	84.2%	$398	$335
2nd Quarter 2022	291	78.8%	$356	$280
1st Quarter 2022	269	72.8%	$333	$243
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of December 31, 2022, including leases which may not have commenced as of December 31, 2022.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2022.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS

As of December 31, 2022
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	58,160	1.4%	0.8%	$0.98	14,376	0.5%	0.2%	$49.94	8,675	9.2%	0.1%	$16.60	81,211	1.1%	$11.32
2023	379,867	9.4	5.2	$54.42	106,370	3.4	1.5	$41.36	9,371	10.0	0.1	$57.13	495,608	6.8	$51.67
2024	300,698	7.4	4.2	$45.36	464,055	15.0	6.4	$29.68	9,669	10.3	0.1	$112.82	774,422	10.7	$36.81
2025	348,947	8.6	4.8	$39.23	279,739	9.0	3.9	$28.43	19,360	20.6	0.3	$96.83	648,046	9.0	$36.29
2026	359,864	8.9	5.0	$42.12	276,213	8.9	3.8	$33.21	5,096	5.4	0.1	$206.68	641,173	8.9	$39.59
2027	387,823	9.6	5.4	$52.36	439,422	14.2	6.1	$28.65	4,614	4.9	0.1	$116.19	831,859	11.5	$40.19
2028	286,565	7.1	4.0	$48.44	666,110	21.5	9.2	$16.26	8,820	9.4	0.1	$162.90	961,495	13.3	$27.20
2029	854,489	21.1	11.8	$62.62	206,602	6.7	2.9	$20.48	2,197	2.3	—	$199.16	1,063,288	14.7	$54.71
2030	242,319	6.0	3.3	$43.18	43,630	1.4	0.6	$37.25	—	—	—	$—	285,949	4.0	$42.28
2031	145,236	3.6	2.0	$42.71	119,558	3.9	1.7	$21.61	14,965	15.9	0.2	112.07	279,759	3.9	$37.40
2032	59,956	1.5	0.8	$38.94	147,722	4.8	2.0	$27.50	—	—	—	$—	207,678	2.9	$30.80
Thereafter	92,762	2.3	1.3	$58.88	80,435	2.6	1.1	$28.08	—	—	—	—	173,197	2.4	$44.58
Signed Leases Not Commenced	84,437	2.1	1.2	—	47,335	1.5	0.7	—	5,374	5.7	0.1	—	137,146	1.9	—
Available	449,141	11.1	6.2	—	201,049	6.5	2.8	—	5,784	6.2	0.1	—	655,974	9.1	—
Total (2)	4,050,264	100.0%	56.0%	$43.30	3,092,616	100.0%	42.7%	$23.99	93,925	100.0%	1.3%	$93.54	7,236,805	100.0%	$35.70

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	58,160	1.4%	0.8%	$0.98	14,376	0.5%	0.2%	$49.94	8,675	9.2%	0.1%	$16.60	81,211	1.1%	$11.32
2023	178,063	4.4	2.5	$43.57	95,944	3.1	1.3	$37.93	9,021	9.6	0.1	$51.90	283,028	3.9	$41.92
2024	66,951	1.7	0.9	$48.66	239,510	7.7	3.3	$31.50	4,617	4.9	0.1	$149.71	311,078	4.3	$36.95
2025	130,917	3.2	1.8	$44.22	105,268	3.4	1.5	$26.72	7,802	8.3	0.1	$176.59	243,987	3.4	$40.90
2026	57,357	1.4	0.8	$34.00	66,353	2.1	0.9	$44.39	5,096	5.4	0.1	$206.68	128,806	1.8	$46.18
2027	67,342	1.7	0.9	$56.51	175,882	5.7	2.4	$29.92	3,703	3.9	0.1	$144.77	246,927	3.4	$38.89
2028	138,219	3.4	1.9	$38.28	152,622	4.9	2.1	$23.21	1,906	2.0	—	$222.36	292,747	4.0	$31.62
2029	204,030	5.0	2.8	$44.87	102,395	3.3	1.4	$31.66	7,599	8.1	0.1	$119.01	314,024	4.3	$42.36
2030	244,424	6.0	3.4	$36.00	66,825	2.2	0.9	$35.14	11,558	12.3	0.2	$43.00	322,807	4.5	$36.07
2031	233,627	5.8	3.2	$47.43	62,612	2.0	0.9	$46.95	14,965	15.9	0.2	$112.07	311,204	4.3	$50.44
2032	279,414	6.9	3.9	$48.40	170,065	5.5	2.4	$26.84	911	1.0	—	$—	450,390	6.2	$40.16
Thereafter	1,858,182	45.9	25.7	$56.45	1,592,380	51.5	22.0	$21.75	6,914	7.4	0.1	$146.51	3,457,476	47.8	$40.65
Signed Leases Not Commenced	84,437	2.1	1.2	—	47,335	1.5	0.7	—	5,374	5.7	0.1	—	137,146	1.9	—
Available	449,141	11.1	6.2	—	201,049	6.5	2.8	—	5,784	6.2	0.1	—	655,974	9.1	—
Total (2)	4,050,264	100.0%	56.0%	$43.30	3,092,616	100.0%	42.7%	$23.99	93,925	100.0%	1.3%	$93.54	7,236,805	100.0%	$35.70

Fourth Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of December 31, 2022
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2022 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

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PORTFOLIO LEASED STATISTICS

	At December 31, 2022				At December 31, 2021
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,050,264	3,601,123		88.9%	3,895,812	3,522,073		90.4%
Retail Properties (square feet)	3,092,616	2,891,567		93.5%	3,092,616	2,862,605		92.6%
Multifamily Properties (units)	2,110	1,937		91.8%	2,112	2,028		96.0%
Mixed-Use Properties (square feet)	93,925	88,141		93.8%	93,925	84,117		89.6%
Mixed-Use Properties (units)	369	284	(3)	76.9%	369	245	(3)	66.4%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,824,763	3,536,346		92.5%	3,795,542	3,522,073		92.8%
Retail Properties (square feet)	3,092,616	2,891,567		93.5%	3,092,616	2,862,605		92.6%
Multifamily Properties (units)	2,110	1,937		91.8%	2,112	2,028		96.0%
Mixed-Use Properties (square feet)	93,925	88,141		93.8%	93,925	84,117		89.6%
Mixed-Use Properties (units)	369	284	(3)	76.9%	369	245	(3)	66.4%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the year ended December 31, 2022 and 2021.
(4)    Same-store portfolio includes Eastgate Office Park which was acquired on July 7, 2021 and Corporate Campus East III which was acquired on September 10, 2021. Same-store portfolio excludes One Beach Street due to significant redevelopment activity, Bel-Spring 520, which was acquired on March 8, 2022 and the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building.

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TOP TENANTS - OFFICE

As of December 31, 2022
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$25,651,314	13.5%	9.4%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	19,305,775	10.1	7.1
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2023 12/31/2027	138,615	3.4	1.9	12,965,599	6.8	4.7
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	6,830,332	3.6	2.5
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,609,212	2.4	1.7
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.9	1.0	4,447,886	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,382,042	1.8	1.2
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,111,931	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	2.2	1.2	2,935,024	1.5	1.1
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,521,440	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.9%	18.9%	$85,760,555	44.9%	31.3%

Notes:
(1)     For Autodesk, Inc., 92,820 and 45,795 of leased square feet have a lease expiration of December 31, 2023 and 2027, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively.
(4)    Name withheld per tenant's request.

Fourth Quarter 2022 Supplemental Information	Page

TOP TENANTS - RETAIL

As of December 31, 2022
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$3,720,000	5.0%	1.4%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.9	0.8
3	Nordstrom Rack (2)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.4	0.7
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.3	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,399,205	1.9	0.5
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.9	0.5
7	Old Navy (4)	Southbay Marketplace Alamo Quarry Market Waikele Center	4/30/2023 9/30/2024 7/31/2030	52,936	1.7	0.7	1,250,327	1.7	0.5
8	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,231,599	1.7	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
10	Michaels (5)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.6	1,072,635	1.4	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.2%	$16,913,202	22.8%	6.3%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet have a lease expiration of June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(2)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 20,000, 15,021 and 17,915 of leased square feet have a lease expiration of April 30, 2023 (Southbay Marketplace), September 30, 2024 (Alamo Quarry Market), and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet have a lease expiration of January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

Fourth Quarter 2022 Supplemental Information	Page

APPENDIX

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months and year ended December 31, 2022 and 2021 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$12,406	$10,478	$55,877	$36,593
Depreciation and amortization	30,110	30,479	123,338	116,306
Interest expense, net	14,565	14,998	58,232	58,587
Interest income	(108)	(52)	(225)	(324)
Income tax expense	210	287	850	738
EBITDA	$57,183	$56,190	$238,072	$211,900

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
EBITDA	$57,183	$56,190	$238,072	$211,900
Pro forma adjustments	—	—	—	—
Loss on early extinguishment of debt	—	—	—	4,271
Adjusted EBITDA	$57,183	$56,190	$238,072	$216,171

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2022 and 2021 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$12,406	$10,478	$55,877	$36,593
Depreciation and amortization	30,110	30,479	123,338	116,306
Interest expense, net	14,565	14,998	58,232	58,587
Interest income	(108)	(52)	(225)	(324)
Income tax expense	210	287	850	738
EBITDAre	$57,183	$56,190	$238,072	211,900

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of NOI to net income	2022	2021	2022	2021
Total NOI	$66,196	$65,499	$270,215	$246,054
General and administrative	(9,013)	(9,305)	(32,143)	(29,879)
Depreciation and amortization	(30,110)	(30,479)	(123,338)	(116,306)
Operating Income	$27,073	$25,715	$114,734	$99,869
Interest expense, net	(14,565)	(14,998)	(58,232)	(58,587)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other (expense) income, net	(102)	(239)	(625)	(418)
Net income	$12,406	$10,478	$55,877	$36,593
Net income attributable to restricted shares	(184)	(147)	(648)	(564)
Net income attributable to unitholders in the Operating Partnership	(2,593)	(2,194)	(11,723)	(7,653)
Net income attributable to American Assets Trust, Inc. stockholders	$9,629	$8,137	$43,506	$28,376

Overall Portfolio: Includes all operating properties owned by us as of December 31, 2022.

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of Total Cash NOI to Net Income	2022	2021	2022	2021
Total Cash NOI	$65,799	$61,922	$261,101	$230,400
Non-cash revenue and other operating expenses (1)	397	3,577	9,114	15,654
General and administrative	(9,013)	(9,305)	(32,143)	(29,879)
Depreciation and amortization	(30,110)	(30,479)	(123,338)	(116,306)
Operating income	$27,073	$25,715	$114,734	$99,869
Interest expense, net	(14,565)	(14,998)	(58,232)	(58,587)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other (expense) income, net	(102)	(239)	(625)	(418)
Net income	$12,406	$10,478	$55,877	$36,593
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Year Ended (2)
	December 31,		December 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2022	2021	2022	2021
Same-Store Cash NOI	$65,485	$62,074	$247,667	$226,129
Redevelopment Cash NOI (3)	(264)	(258)	(832)	(257)
Same-Store Cash NOI with Redevelopment	65,221	61,816	246,835	225,872
Tenant improvement reimbursements	134	139	3,082	406
Total Same-Store Cash NOI with Redevelopment	$65,355	$61,955	$249,917	$226,278
Non-Same Store Cash NOI	444	(33)	11,184	4,122
Total Cash NOI	$65,799	$61,922	$261,101	$230,400
Non-cash revenue and other operating expenses (4)	397	3,577	9,114	15,654
General and administrative	(9,013)	(9,305)	(32,143)	(29,879)
Depreciation and amortization	(30,110)	(30,479)	(123,338)	(116,306)
Operating income	$27,073	$25,715	$114,734	$99,869
Interest expense, net	(14,565)	(14,998)	(58,232)	(58,587)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other (expense) income, net	(102)	(239)	(625)	(418)
Net income	$12,406	$10,478	$55,877	$36,593
(1)    Same-store portfolio includes (i) Eastgate Office Park which was acquired on July 7, 2021 and (ii) Corporate Campus East III which was acquired on September 10, 2021. Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Bel-Spring 520 which was acquired on March 8, 2022; (iii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iv) land held for development.
(2)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Eastgate Office Park which was acquired on July 7, 2021; (iii) Corporate Campus East III which was acquired on September 10, 2021; (iv) Bel-Spring 520 which was acquired on March 8, 2022; (v) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (vi) land held for development.
(3)    Redevelopment property refers to One Beach Street, the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and Lloyd Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Year Ended
	December 31, 2022 to 2021			December 31, 2022 to 2021
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio (1)	X	X	X	X	X	X
City Center Bellevue	X		X	X		X
Eastgate Office Park	X		X		X
Corporate Campus East III	X		X		X
Bel-Spring 520		X			X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Fourth Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1)     The 710 building at Lloyd District Portfolio is considered non same-store and same-store redevelopment, since it was placed into operations on November 1, 2022 approximately one year after completing renovations of the building,

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Fourth Quarter 2022 Supplemental Information	Page